UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Milestone Scientific Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Notice of Annual Meeting of Stockholders
PROXY STATEMENT
ELECTION OF DIRECTORS (Item 1 on the Proxy Card)
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE OFFICERS
COMPENSATION OF DIRECTORS AND OFFICERS AND RELATED MATTERS
SUMMARY COMPENSATION TABLE
AUDIT COMMITTEE REPORT
OTHER BUSINESS
ADDITIONAL INFORMATION

Milestone Scientific Inc.

Notice of Annual Meeting of Stockholders
To be held on June 5, 2007

To the Stockholders of Milestone Scientific Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Milestone Scientific Inc. (“Milestone” or the “Company”) will be held at Brown, Rudnick, Burlack and Israel, 7 Times Square, New York, NY, on June 5, 2007 at 10:00 a.m., local time for the purpose of considering and acting upon the following:

1. Election of five (5) directors;

2. Ratification of appointment of Eisner LLP as Milestone’s independent auditors for the current year; and,

3. Any and all matters incident to the foregoing, and such other business as may legally come before the meeting and any adjournments or postponements thereof.

The Board of Directors (the “Board”) has fixed the close of business on April 30, 2007 as the Record Date for determining the stockholders having the right to notice of and to vote at the meeting (the “Record Date”).

By order of the Board of Directors

Name: Leonard Osser Title:	Chairman of the Board

Livingston, New Jersey
May 4, 2007

IMPORTANT: Every stockholder, whether or not he or she expects to attend the Annual Meeting in person, is urged to execute the proxy and return it promptly in the enclosed business reply envelope.

Sending in your proxy will not prevent you from voting your stock at the meeting if you desire to do so, as your proxy is revocable at your option.

We would appreciate your giving this matter your prompt attention.

MILESTONE SCIENTIFIC INC.

PROXY STATEMENT

For Annual Meeting of Stockholders
To be Held on June 5, 2007

Proxies in the form enclosed with this statement are solicited by the Board of Milestone to be used at the Annual Meeting of Stockholders and any adjournments thereof, to be held at Brown, Rudnick, Burlack and Israel, 7 Times Square, New York, NY, on June 5, 2007 at 10:00 a.m., local time, for the purposes set forth in the Notice of Meeting and this Proxy Statement. The Board knows of no other business which will come before the meeting. This Proxy Statement and the accompanying proxy will be mailed to stockholders on May 4, 2007.

THE VOTING AND VOTE REQUIRED

Record Date and Quorum

Only stockholders of record at the close of business on the Record Date, are entitled to notice of and vote at the Annual Meeting. On the Record Date, there were 11,703,267 outstanding shares of common stock, par value $.001 per share. At the Annual Meeting, each share of common stock is entitled to one vote. In the aggregate, 11,703,267 votes may be cast at the Annual Meeting. Shares represented by each properly executed, unrevoked proxy received in time for the meeting will be voted as specified.

Voting of Proxies

The persons acting as proxies pursuant to the enclosed proxy will vote the shares represented as directed in the signed proxy. Unless otherwise directed in the proxy, the proxyholders will vote the shares represented by the proxy: (i) for election of the director nominees named in this Proxy Statement; (ii) for ratification of the appointment of Eisner LLP as independent auditors to audit the financial statements of the Company for the fiscal year ending December 31, 2007; and (iii) in the proxyholders’ discretion, on any other business that may come before the meeting and any adjournments of the meeting.

All votes will be tabulated by the inspector of elections appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Under the Company’s bylaws and Delaware law: (1) shares represented by proxies that reflect abstentions or “broker non-votes” (i.e., shares held by a broker or nominee that are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum; (2) there is no cumulative voting, and the director nominees receiving the highest number of votes, up to the number of directors to be elected, are elected and, accordingly, abstentions, broker non-votes and withholding of authority to vote will not affect the election of directors; and (3) proxies that reflect abstentions or non-votes will be treated as unvoted for purposes of determining approval of that proposal and will not be counted as votes for or against that proposal.

Voting Requirements

Directors are elected by a plurality of the votes cast at the meeting. The affirmative vote of a majority of votes cast for or against the matter by stockholders entitled to vote is required to ratify the appointment of independent auditors.

Revocability of Proxy

A proxy may be revoked by the stockholder giving the proxy at any time before it is voted by delivering oral or written notice to the Corporate Secretary of Milestone at or prior to the meeting, and a prior proxy is automatically revoked by a stockholder giving a subsequent proxy or attending and voting at the meeting. Attendance at the meeting in and of itself does not revoke a prior proxy.

Expenses of Solicitation

We will pay the expenses of the preparation of proxy materials and the solicitation of proxies for the Annual Meeting. In addition to the solicitation of proxies by mail, solicitation may be made by certain directors, officers or employees of Milestone telephonically, electronically or by other means of communication. We will reimburse brokers and other nominees for costs incurred by them in mailing proxy materials to beneficial owners in accordance with applicable rules.

ELECTION OF DIRECTORS (Item 1 on the Proxy Card)

Five (5) directors are to be elected at the Annual Meeting, each for a term of one year and until the election and qualification of a successor.

It is intended that votes pursuant to the enclosed proxy will be cast for the election of the five nominees named below. In the event that any such nominee should become unable or unwilling to serve as a director, the proxy will be voted for the election of such person, if any, as shall be designated by the Board. Management has no reason to believe these nominees will not be available for election.

The following table sets forth the names and ages of each nominee, the principal occupation of each during the past five years and the period during which each has served as a director of Milestone. Information as to the stock ownership of each nominee is set forth under “Security Ownership of Certain Beneficial Owners and Management.” All of the nominees to the Board have been approved, recommended and nominated for re-election to the Board by Milestone’s Nominating Committee and by the Board.

Name	Age	Position	Director Since

Leonard A. Osser	59	Chairman and Chief Executive Officer	1991
Leonard M. Schiller(1)(2)(3)	65	Director	1997
Jeffrey Fuller(1)(2)(3)	61	Director	2003
Leslie Bernhard(1)	62	Director	2003
Pablo F. Serna C.	31	Director	2006

(1)	Member of the Audit Committee

(2)	Member of the Compensation Committee

(3)	Member of the Nominating Committee

LEONARD A. OSSER has been our Chairman and Chief Executive Officer since July 1991. From 1980 until the consummation of Milestone’s Public Offering in November 1995, he was engaged primarily as the principal owner and Chief Executive Officer of U.S. Asian Consulting Group, Inc., a New Jersey based provider of consulting services in “work-out” and “turnaround” situations for publicly and privately owned companies in financial difficulty.

LEONARD SCHILLER has been a director of Milestone since April 1997. Mr. Schiller has been a partner in the Chicago law firm of Schiller, Klein & McElroy, P.C. since 1977. He has also been President of The Dearborn Group, a residential property management and real estate acquisition company since 1980.

JEFFREY FULLER has been a director of Milestone since January 16, 2003. Mr. Fuller has been president and owner of two municipal water supply systems, Hudson Valley Water Co. and Lake Lenape Water Co. since 1983, and in addition, has been an executive recruiter since 1995.

LESLIE BERNHARD has been a director of Milestone since May 2003. Ms. Bernhard co-founded AdStar, Inc., and since 1986 has been President, Chief Executive Officer and a director of AdStar. AdStar is an application service provider for the newspaper classified advertising industry.

PABLO F. SERNA C. has been a director and Senior Manager at Spot Investments in Milan, Italy since July 2006. Mr. Serna C. leads the corporate finance team at Spot Investments in investment banking and project valuation consulting. Previously, he held similar positions at Dynamic Decisions Group Ltd. Before joining Dynamic Decisions Group Ltd., he served as an associate with Real Options Group, an international academic research center consulting to business entities in Milan, and was previously the general manager with Estudios, Consultorias y Asesorias Financieras, a Financial Consulting firm in Columbia.

All directors of Milestone hold office until the next Annual Meeting of stockholders and until their successors are duly elected and qualified. Officers are elected to serve, subject to the discretion of the Board, until their successors are appointed.

Committees of the Board of Directors

Milestone’s Board has established audit, compensation and nominating committees. The Compensation Committee reviews and recommends to the Board the compensation and benefits of all the officers of Milestone, reviews general policy matters relating to compensation and benefits of employees of Milestone, and administers the issuance of stock options to Milestone’s officers, employees, directors and consultants. All compensation arrangements between Milestone and its directors, officers and affiliates are reviewed by the Compensation Committee, the majority of which is made up of independent directors. The Audit Committee meets with management and Milestone’s independent auditors to determine the adequacy of internal controls and other financial reporting matters.

Attendance at Committee and Board of Directors Meetings

During the year ended December 31, 2006, the Board held seven meetings. All directors attended more than 75% of the number of meetings of the Board and its committees on which they served. It is Milestone’s policy that directors are invited and encouraged to attend the Annual Meeting. All of our directors attended the 2006 Annual Meeting.

Compensation Committee

The Compensation Committee reviews and recommends to the Board the compensation and benefits of all officers of the Company, reviews general policy matters relating to compensation and benefits of employees of the Company, and administers the issuance of stock options to the Company’s officers, employees, directors and consultants. The Compensation Committee is comprised of Leonard M. Schiller and Jeffrey Fuller. During the year ended December 31, 2006, the Compensation Committee held one meeting.

Audit Committee

The Audit Committee was established to meet with management and the Company’s independent accountants to determine the adequacy of internal controls and other financial reporting matters. The Board adopted a revised written charter for the Audit Committee in July, 2005 (the “Charter”). The Audit Committee reviewed the Company’s audited financial statements for the year ended December 31, 2006 and met with the management of the Company to discuss such audited financial statements. The Audit Committee has discussed with the Company’s independent accountants, Eisner LLP, the matters required to be discussed pursuant to Statement on Accounting Standards No. 61; has received the written disclosures and the letter from Eisner LLP required by the Independence Standards Board Standard No. 1; has discussed with Eisner LLP its independence from management and the Company; and has given Eisner LLP full and free access to the Audit Committee. Based on its review and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-KSB. The Audit Committee is comprised of Leonard M. Schiller, Leslie Bernhard and Jeffrey Fuller, all of whom are independent as defined in the applicable listing standards. The Board has determined that Jeffrey Fuller qualifies as an Audit Committee Financial Expert and is independent as defined in applicable federal securities laws and regulations. During the year ended December 31, 2006, the Audit Committee held four meetings.

Nominating Committee

The Company formed a Nominating Committee in May 2004. The members of the Nominating Committee are Leonard M. Schiller and Jeffrey Fuller, each of whom is qualified as “independent” under the applicable listing standards.

The Nominating Committee will consider director candidates recommended by stockholders. In considering candidates submitted by stockholders, the Nominating Committee will take into consideration the needs of the Board and the qualifications of the candidate. The Nominating Committee may also take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held. To have a candidate considered by the Nominating Committee, a stockholder must submit the recommendation in writing and must include the following information: the name of the stockholder and evidence of the person’s ownership of Company stock, including the number of shares owned and the length of time of ownership; the name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of the Company; and, the person’s consent to be named as a director if selected by the Nominating Committee and nominated by the Board.

The stockholder recommendation and information described above must be sent to the Company’s Chief Financial Officer at 220 South Orange Avenue, Livingston Corporate Park, Livingston, NJ 07039 and must be received not less than 120 days prior to the anniversary date of the Company’s most recent annual meeting of stockholders.

The Nominating Committee believes that the minimum qualifications for service as a director of the Company are that a nominee possess an ability, as demonstrated by recognized success in his or her field, to make meaningful contributions to the Board’s oversight of the business and affairs of the Company and an impeccable reputation of integrity and competence in his or her personal or professional activities. The Nominating Committee’s evaluation of potential candidates shall be consistent with the Board’s criteria for selecting new directors. Such criteria include an understanding of the Company’s business environment and the possession of such knowledge, skills, expertise and diversity of experience so as to enhance the Board’s ability to manage and direct the affairs and business of the Company, including when applicable, to enhance the ability of committees of the Board to fulfill their duties and/or satisfy any independence requirements imposed by law, regulation or listing requirements.

The Nominating Committee may also receive suggestions from current Board members, company executive officers or other sources, which may be either unsolicited or in response to requests from the Nominating Committee for such candidates. The Nominating Committee also, from time to time, may engage firms that specialize in identifying director candidates.

Once a person has been identified by the Nominating Committee as a potential candidate, the Nominating Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Nominating Committee determines that the candidate warrants further consideration, the Chairman or another member of the Nominating Committee may contact the person. Generally, if the person expresses a willingness to be considered and to serve on the Board, the Nominating Committee may request information from the candidate, review the person’s accomplishments and qualifications and may conduct one or more interviews with the candidate. The Nominating Committee may consider all such information in light of information regarding any other candidates that the Nominating Committee might be evaluating for membership on the Board. In certain instances, Nominating Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments. The Nominating Committee’s evaluation process does not vary based on whether or not a candidate is recommended by a stockholder, although, as stated above, the Board may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held.

The Nominating Committee adopted a revised written charter in July 2005, which is available to security holders on Milestone’s website at www.milestonescientific.com.

Stockholder Communication with the Board of Directors

The Board has established a process to receive communications from stockholders. Stockholders and other interested parties may contact any member (or all members) of the Board, or the non-management directors as a group, any Board committee or any chair of any such committee by mail or electronically. To communicate with the Board, any individual director or any group or committee of directors, correspondence should be addressed to the Board or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent “c/o Corporate Secretary” at 220 South Orange Avenue, Livingston Corporate Park, Livingston, NJ 07039. All communications received as set forth in the preceding paragraph will be opened by the Corporate Secretary of the Company for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, patently offensive material or matters deemed inappropriate for the Board will be forwarded promptly to the addressee. In the case of communications to the Board or any group or committee of directors, the Company’s Corporate

Secretary will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope or e-mail is addressed.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table, together with the accompanying footnotes, sets forth information, as of March 30, 2007, regarding stock ownership of all persons known by Milestone to own beneficially more than 5% of Milestone’s outstanding common stock.

Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of common stock owned by them. All information with respect to beneficial ownership has been furnished to us by the respective stockholder.

	Shares of
	Common Stock
	Beneficially		Percentage of
Name of Beneficial Owner(1)	Owned(2)		Ownership

Leonard Osser	1,670,135	(3)	14.32%
Thomas R. Ronca	36,205		*
David Cohn	10,994		*
Leonard M. Schiller	68,432	(4)	*
Jeffrey Fuller	66,667	(5)	*
Leslie Bernhard	66,667	(6)	*
Pablo F. Serna C.	20,000		*
All directors & executive officers as a group (7 persons)	1,939,100		16.14%
K. Tucker Andersen	1,603,582	(7)	13.75%

*	Less than 1%

(1)	The addresses of the persons named in this table are as follows: Leonard A. Osser, Thomas R. Ronca, and David Cohn are all at 220 South Orange Avenue, Livingston Corporate Park, Livingston, NJ 07039; Leonard M. Schiller, Schiller, Klein & McElroy, P.C., 33 North Dearborn Street, Suite 1030, Chicago, Illinois 60602; Jeffrey Fuller, Eagle Chase, Woodbury, NY 11797; Leslie Bernhard, AdStar, Inc., 4553 Glencoe Avenue, Suite 325, Marina del Rey, California 90292; K. Tucker Anderson, c/o Cumberland Associates LLC, 1114 Avenue of the Americas, New York, New York 10036.

(2)	A person is deemed to be a beneficial owner of securities that can be acquired by such person within 60 days from March 30, 2007 upon the exercise of options and warrants or conversion of convertible securities. Each beneficial owner’s percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such person (but not held by any other person) and that are exercisable or convertible within 60 days from the filing of this report have been exercised or converted. Except as otherwise indicated, and subject to applicable community property and similar laws, each of the persons named has sole voting and investment power with respect to the shares shown as beneficially owned. All percentages are determined based on the number of all shares, including those underlying options exercisable within 60 days from the filing of this report held by the named individual, divided by 11,674,304 outstanding shares on March 30, 2007 plus those shares underlying options exercisable within 60 days from the filing of this report held by the named individual or the group.

(3)	Includes 325,722 shares issuable upon exercise of stock options within 60 days of the date hereof as follows: 204,728 shares at $6.00 per share and 120,994 shares issuable upon the exercise of warrants within 60 days of the date hereof, which are exercisable at $4.89.

(4)	Includes 66,667 shares subject to stock options, exercisable within 60 days of the date hereof as follows: 6,667 shares at $1.50 per share, 20,000 shares at $3.27 per share, 20,000 shares at $1.40 per share and 20,000 shares at $.83 per share.

(5)	Includes 66,667 shares subject to stock options, exercisable within 60 days of the date hereof as follows: 6,667 shares at $1.50 per share, 20,000 shares at $3.27 per share, 20,000 shares at $1.40 per share and 20,000 shares at $.83 per share.

(6)	Includes 66,667 shares subject to stock options, exercisable within 60 days of the date hereof as follows: 6,667 shares at $1.50 per share, 20,000 shares at $3.27 per share, 20,000 shares at $1.40 per share. and 20,000 shares at $.83 per share.

(7)	Includes 303,559 shares subject to warrants all of which are exercisable within 60 days of the date hereof at prices ranging from $4.89 to $6.00.

EXECUTIVE OFFICERS

The following table sets forth the names, ages and principal positions of the executive officers of the Company and two non-officer key employees as of March 30, 2007. Information regarding Mr. Osser is presented above.

Name	Age	Position

EXECUTIVE OFFICERS
Thomas Ronca	61	President and Chief Operating Officer
David Cohn	55	Chief Financial Officer
KEY EMPLOYEES
Mark Hochman, D.D.S.	49	Director of Clinical Affairs
Eugene Casagrande, D.D.S.	63	Director of Professional Relations

The principal occupation and business experience for the last five years for Messrs. Ronca, Cohn, Hochman and Casagrande are set forth below.

THOMAS RONCA has been our Chief Operating Officer since May 2005. In 2004, Mr. Ronca was a self-employed business consultant. From 1994 until 2003, Mr. Ronca was a Senior Vice President and General Manager of the Medical Technology Division of B. Braun Medical, Inc., a subsidiary of B. Braun Melsungen AG. From 1996 through 2000, he simultaneously served as President and Chief Operating Officer of B. Braun Biotech, Inc., which provides fermenters, bioreactors and laboratory equipment to over 200 customers in the pharmaceutical and biotechnology industries.

DAVID COHN has been our Chief Financial Officer since July 2006. Previously, Mr. Cohn served as Controller of Bookazine Co., Inc., a book wholesaler and distributor. In addition, Mr. Cohn has over 20 years of experience as Controller in various companies, including Arbee Associates, an office furniture dealership, and as an accountant and auditor in various public accounting practices. A graduate of Rutgers University, Mr. Cohn earned a Bachelor of Science degree in Accounting and is a Certified Public Accountant.

MARK HOCHMAN has been a clinical consultant to Milestone since 1997 and has served on a part-time basis as the Director of Clinical Affairs and Director of Research and Development since 1999. He has a doctorate of dental surgery with advanced training in the specialties of periodontics and orthodontics from New York University College of Dentistry and has been practicing dentistry since 1984. He holds a faculty appointment as a clinical associate professor at NYU School of Dental Surgery. Dr. Hochman is a recognized world authority on advanced drug delivery systems, has published numerous articles in this area and is personally responsible for inventing much of the technology currently made available by Milestone.

EUGENE CASAGRANDE has been the Director of Professional Relations for Milestone since September 1998. In his capacity, Dr. Casagrande represents Milestone in a variety of clinical and industry related opportunities. Dr. Casagrande is the President and founder of Casagrande Consulting Services, an entity devoted to quality management in the dental industry.

COMPENSATION OF DIRECTORS AND OFFICERS AND RELATED MATTERS

Executive Compensation.

The following Summary Compensation Table sets forth all compensation earned, in all capacities, during the fiscal year ended December 31, 2006 by (i) Milestone’s Principal Executive Officer and (ii) the two most highly compensated executive officers, other than the Principal Executive Officer, who were serving as executive officers at the end of the 2006 fiscal year and whose salary as determined by Regulation S-B, Item 402, exceeded $100,000 (the individuals falling within categories (i) and (ii) are collectively referred to as the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary		Option Awards		Total

Leonard A. Osser Principal Executive Officer	2006	$300,000	(1)			$300,000
Thomas R. Ronca President and Chief Operating Officer	2006	$192,970	(2)	$10,844	(3)	$203,814

(1)	Includes $150,000 in deferred compensation in accordance with his employment agreement to be paid in common stock and not paid until the termination of the agreement in 2010 or thereafter, if further extended. Excludes $1,299 paid by Milestone to Marilyn Elson, a certified public accountant, in payment of tax consultation services. Ms. Elson is the wife of Mr. Osser.

(2)	$28,333 of Mr. Ronca’s base salary for 2006 was paid in 26,984 shares of restricted common stock.

(3)	The amounts in this column reflect the expense recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R), “Share-based Payments.” for outstanding stock options granted as part of the stock option plan. For details used in the assumption calculating the fair value of the option reward, see Note B to our Financial Statements for the year ended December 31, 2006, which is located on pages F-7 through F-11 of our Annual Report on Form 10- KSB. Compensation cost is generally recognized over the vesting period of the award. The number of shares underlying this option award totaled 10,000 shares. See the table below entitled “Outstanding Equity Awards at December 31, 2006.

Outstanding Equity Awards at December 31, 2006

The following table includes certain information with respect to the value of all unexercised options previously awarded to our Named Executive Officers. There were no outstanding stock awards at December 31, 2006.

	Option Awards
	Number of
	Securities
	Underlying
	Unexercised		Option	Option
	Options		Exercise	Expiration
Name and Principal Position	Exercisable		Price ($)	Date

Leonard A. Osser	16,667	(1)	1.65	1/1/2007
Chief Executive Officer
	16,667	(2)	0.87	1/1/2008
Thomas R. Ronca	10,000	(3)	1.50	9/26/2011
President and Chief Operating Officer

(1)	Fully vested

(2)	Fully vests on 7-1-06

(3)	Options for 5,000 shares of Common Stock vest on 3/26/2008 and 9/26/2009

Stock Plan

In 2006 we adopted an equity compensation plan for the issuance of up to 300,000 shares of our common stock in lieu of cash compensation for services performed by employees, officers, directors and consultants (the “2006 Stock Plan”). The purpose of the 2006 Stock Plan is to conserve cash while allowing use to adequately compensate existing employees, officers, directors and consultants, or new employees, officers directors and consultants, whose performance will contribute to our long-term success and growth. We believe that the availability of these shares will also strengthen our ability to attract and retain employees, officers, directors and consultants of high competence, increase the identity of interests of such people with those of our stockholders and help maintain loyalty to us through recognition and the opportunity for stock ownership. All shares granted under this plan will be at fair market value, or at a premium to that value, on the date of grant.

During 2006, 98,089 shares of common stock valued at $105,833 were granted under the 2006 Stock Plan for the following reasons:

•	for consulting services, 17,493 shares valued at $20,250; and

•	as part of annual compensation and severance, 80,596 shares valued at $85,583 were issued to three employees and two former employees.

Additionally, in satisfaction of payables owed in connection with warehousing and fulfillment services and exhibition facilities, we issued 44,068 shares valued at $46,000 to two of our vendors (the “Vendor Shares”). The Vendor Shares were issued in reliance upon the exemption from the registration requirements of the Act, as provided in Section 4(2) thereof, as a transaction by an issuer not involving a public offering. We reasonably believed that each vendor had such knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of the investment, each vendor represented an intention to acquire the securities for investment only and not with a view to distribution thereof and appropriate legends were affixed to the stock certificates. No commissions were paid in connection with such issuances.

Compensation of Directors

Milestone paid no cash or stock based compensation to the directors in 2006. On June 20, 2006, Milestone awarded, to each of its independent directors, options expiring June 19, 2011 for the purchase of 20,000 shares of its common stock, half of which are exercisable immediately and the remaining half exercisable on June 20, 2007 at $.83 per share with respect to the year starting with Milestone’s 2006 annual meeting and ending with Milestone’s 2006 annual meeting.

The following table provides compensation information for the year ended December 31, 2006 for each of the independent directors. We do not pay any directors’ fees. Directors are reimbursed for the costs relating to attending board and committee meetings.

Name	Option Awards(1)		Total(2)

Leonard M. Schiller	$16,000(2	)(3)	$16,000
Jeffrey Fuller	$16,000(2	)(3)	$16,000
Leslie Bernhard	$16,000(2	)(3)	$16,000
Pablo F. Serna C.	$16,000(2	)(4)	$16,000

(1)	Amounts are calculated using the provisions of Statement of Financial Accounting Standards (SFAS) No. 123R, Share-based Payments.

(2)	On June 20, 2006, each of Milestone’s independent directors was awarded options exercisable for 20,000 shares of our common stock at $0.83 per share.

(3)	The aggregate number of option awards outstanding on December 31, 2006 was 66,667.

(4)	The aggregate number of option awards outstanding on December 31, 2006 was 20,000.

Employment Contracts

In December 2003, Milestone entered into a new employment agreement with Mr. Osser for a five-year term commencing January 1, 2004. Under the new agreement Mr. Osser receives base compensation of $300,000 per year, payable one half in cash and one half in common stock valued at the average closing price of the common stock during the first 15 trading days in the month of December during each year of the term. While the number of shares to be issued will be determined each year, the stock will not be issuable until the end of the term of the agreement. In addition, Mr. Osser may earn annual bonuses up to an aggregate of $300,000, payable one half in cash and one half in common stock, contingent upon Milestone achieving predetermined annual operating cash flow, revenue and earnings targets. For 2006 none of the predetermined annual operating targets were achieved, although he could have earned a $100,000 bonus based upon Milestone achieving break-even cash flow from operations, a $100,000 bonus based upon Milestone achieving net revenues of $7,000,000 and a $100,000 bonus based upon Milestone achieving break-even earnings determined in accordance with generally accepted accounting principles. The cash flow bonus and the earnings bonus will not be payable to the extent that the payment thereof will reduce operating cash flow or earnings below break-even, respectively. For purposes of the agreement operating cash flow shall mean cash flow from operations plus accounts receivable increases and less accounts payable increases. Shares of common stock issued in partial payment of bonuses will be valued at the average closing price of the common stock during the first 15 trading days in the month of December during each year of the term. The stock portion of the bonus awards, if any, will be paid at the end of the term of the agreement.

In addition, if during any year of the term of the agreement Mr. Osser earns a bonus under the above formula, he shall also be granted 5-year stock options to purchase twice the number of shares earned under the above formula, each such option to be exercisable at a price per share equal to the fair market value of a share on the date of grant (110% of fair market value if Mr. Osser is a 10% or greater stockholder on the date of grant). The options shall vest and become exercisable to the extent of one-third of the shares covered at the end of each of the first three years following the date of grant, but shall only be exercisable while Mr. Osser is employed by Milestone or within 30 days after the termination of his employment.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires Milestone’s officers and directors, and persons who own more than ten percent (10%) of a registered class of Milestone’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”). Officers, directors and greater than ten percent (10%) stockholders are required by SEC regulations to furnish Milestone with copies of all Section 16(a) forms they file.

To the best of Milestone’s knowledge, based solely on review of the copies of such forms furnished to Milestone, or written representations that no other forms were required, Milestone believes that all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent (10%) shareholders were complied with during 2006.

Certain Relationships and Related Transactions

Since the beginning of our fiscal year ended December 31, 2006, we did not have any related party transactions pursuant to Item 404 of Regulation S-B of the Exchange Act. We have adopted a policy that, in the future, the Audit Committee must review all transactions with any officer, director or 5% stockholder.

AUDIT COMMITTEE REPORT

The Audit Committee is comprised of three non-management directors, Leonard M. Schiller, Leslie Bernhard and Jeffrey Fuller, and operates pursuant to its Charter. During the 2006 fiscal year, the Audit Committee held four meetings with the independent auditors. The Audit Committee’s purpose is to assist the Board in its oversight of (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) our independent auditors’ qualifications and independence, and (iv) the performance of our internal audit function and independent auditors to decide whether to appoint, retain or terminate our independent auditors, and to pre-approve all audit, audit-related and other services, if any, to be provided by the independent auditors; and to prepare this Report. The Board has determined that each member of the Audit Committee is “independent” within the meaning of the rules of both the AMEX and the Securities and Exchange Commission (“SEC”). The Board has also determined that each member is financially literate and at least one member of the Audit Committee has accounting or related financial management expertise, as such qualifications are defined under the rules of the AMEX, and that Mr. Jeffrey Fuller is an “audit committee financial expert” within the meaning of the rules of the SEC.

Management is responsible for the preparation, presentation and integrity of our financial statements, accounting and financial reporting principles and the establishment and effectiveness of internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for performing an independent audit of the financial statements in accordance with generally accepted auditing standards. The independent auditors have free access to the Audit Committee to discuss any matters they deem appropriate.

In performing its oversight role, the Audit Committee has considered and discussed the audited financial statements with management and the independent auditors. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and has discussed with the auditors the auditors’ independence. All non-audit services performed by the independent auditors must be specifically pre-approved by the Audit Committee or a member thereof.

During 2006 fiscal year, the Audit Committee performed all of its duties and responsibilities under the Charter. In addition, based on the reports and discussions described in this Report, the Audit Committee recommended to the Board that the audited financial statements of Milestone for the 2006 fiscal year be included in its Annual Report on Form 10-KSB for such fiscal year.

Submitted by the Audit Committee

Leonard M. Schiller
Leslie Bernhard
Jeffrey Fuller

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote FOR the election of directors.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR (Item 2 on the Proxy Card)

Milestone is seeking stockholder ratification of the appointment of Eisner LLP as its independent public accountants for 2007. Milestone engaged Eisner LLP as its Independent Registered Public Accounting Firm on June 10, 2004, and Eisner LLP audited Milestone’s financial statements for the fiscal years ended December 31, 2004, 2005 and 2006. The reports of Eisner LLP with respect to Milestone’s financial statements appear in Milestone’s Annual Reports for the fiscal years ended December 31, 2004, 2005 and 2006.

In the event the stockholders fail to ratify the appointment of Eisner LLP, the Audit Committee may reconsider its selection. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Audit Committee believes that such a change would be in our best interests and in the best interests of our stockholders. A representative of Eisner LLP will attend the 2006 Annual Meeting and will have an opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions from stockholders.

Audit Committee Matters and Fees Paid to Independent Auditors

Audit Fees

Audit fees for 2006 by Eisner LLP, Milestone’s principal accountant were approximately $220,000 covering the audit of our annual financial statements and the review of our financial statements for the first three quarters in 2005. Such fees for 2005 by Eisner LLP, Milestone’s principal accountant since June 10, 2004 were $215,000 covering the audit of our annual financial statements and the review of our financial statements for the first three quarters in 2005.

Audit-Related Fees

Audit related fees to our principal accountant, consisting of fees in connection with S-3 and S-8 filings and related services, totaled 11,500 for 2006 and $34,000 for 2005.

Tax Fees

There were no fees for services related to tax compliance, tax advice and tax planning billed by our principal accountants in 2006 and 2005.

All Other Fees

There were no other fees billed during 2006 and 2005 by Milestone’s principal accountant.

Audit Committee Administration of the Engagement

The engagement with Eisner LLP, Milestone’s principal accountant, was approved in advance by our Audit Committee. No non-audit services were approved by the audit committee in 2006. The percentage of hours expended on audit by persons other than the Milestone’s principal accountant’s full time, permanent employees, did not exceed 50%.

Audit Committee Pre-Approved Policies and Procedures

The Audit Committee will pre-approve audit services and non-audit services to be provided by the Company’s independent auditors before the accountant is engaged to render these services. The Audit Committee may consult with management in the decision-making process, but may not delegate this authority to management. The Audit Committee may delegate its authority to pre-approve services to one or more committee members, provided that the designees present the pre-approvals to the full committee at the next committee meeting.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote FOR the ratification of the appointment of the independent auditor.

OTHER BUSINESS

As of the date of this Proxy Statement, we know of no other business that will be presented for consideration at the 2007 Annual Meeting other than the items referred to above. If any other matter is properly brought before the 2007 Annual Meeting for action by stockholders, the persons designated as proxies will vote all shares in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with their best judgment.

ADDITIONAL INFORMATION

Householding

The SEC’s rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. Some brokers household proxy materials and annual reports, delivering a single proxy statement and annual report to multiple stockholders sharing an address, although each stockholder will receive a separate proxy card. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker. If you would like to receive a separate copy of this year’s Proxy Statement or Annual Report, please address your request for delivery of the Proxy Statement and/or Annual Report to David Cohn, Chief Financial Officer, Milestone Scientific Inc., 220 South Orange Avenue, Livingston Corporate Park, Livingston, New Jersey 07039.

Requirements, Including Deadlines, for Submission of Proxy Proposals, Nomination of Directors and Other Business of Stockholders

Stockholders interested in presenting a proposal for consideration at the Annual Meeting of stockholders in 2007 must follow the procedures found in Rule 14a-8 under the Exchange Act. To be eligible for inclusion in the Company’s 2008 proxy materials, all qualified proposals must be received by our Corporate Secretary no later than April 30, 2008. A stockholder who wishes to make a proposal at the next Annual Meeting without including the proposal in our proxy statement must notify us by April 30, 2008. If a stockholder fails to give notice by this date, then the persons named as proxies in the proxies solicited by us for the next Annual Meeting will have discretionary authority to vote on the proposal. Stockholder proposals should be addressed to our Chief Financial Officer, Milestone Scientific Inc., 220 South Orange Avenue, Livingston Corporate Park, Livingston, New Jersey 07039.

EVERY STOCKHOLDER, WHETHER OR NOT HE OR SHE EXPECTS TO ATTEND THE ANNUAL MEETING IN PERSON, IS URGED TO EXECUTE THE PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED BUSINESS REPLY ENVELOPE.

Annual Report

The Company’s Annual Report to Stockholders for the year ended December 31, 2006, including Audited Financial Statements, has been mailed with this proxy material. The Financial Statements; Management’s Discussion and Analysis of Financial Condition and Results of Operations; and, Changes in and Disagreements with Accountants on Accounting and Financial Disclosure contained therein are incorporated by reference and are deemed part of this soliciting material. Notwithstanding the foregoing, other portions of the Annual Report to stockholders are not part of the Company’s proxy solicitation materials.

We will provide without charge to each person being solicited by this Proxy Statement, on the written request of any such person, a copy of our Annual Report on Form 10-KSB for the year ended December 31, 2006 including the financial statements and financial statement schedules included therein. All such requests should be directed to David Cohn, Chief Financial Officer, Milestone Scientific Inc., 220 South Orange Avenue, Livingston Corporate Park, Livingston, New Jersey 07039.

By order of the Board of Directors

Leonard Osser
Chairman of the Board

Livingston, New Jersey
May 4, 2007

t FOLD AND DETACH HERE AND READ THE REVERSE SIDE t MILESTONE SCIENTIFIC INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING ON JUNE 5, 2007. The undersigned hereby appoints Leonard Osser and David Cohn, and each of them, with full power of substitution, the attorneys and proxies of the undersigned to attend the Annual Meeting of Stockholders of Milestone Scientific Inc. (the “Company”) to be held on June 5, 2007, at 10:00 a.m., local time, at Brown, Rudnick, Burlack and Israel, 7 Times Square, New York, NY and at any adjournment thereof, hereby revoking any proxies heretofore given, to vote all shares of common stock of the Company held or owned by the undersigned as indi- cated on the proposals as more fully set forth in the Proxy Statement, and in their discretion upon such other matters as may come before the meeting. (Continued, and to be signed, on Reverse Side)

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t FOLD AND DETACH HERE AND READ THE REVERSE SIDE t Please mark your votes FOR X like this all nominees, EXCEPT FOR WITHHOLD for nominee(s) election vote listed below 1. ELECTION OF DIRECTORS of all from all from whom nominees nominees Vote is withheld. FOR AGAINST ABSTAIN Leonard Osser, Leonard M. Schiller, Jeffrey Fuller, 2. Confirmation of the appointment of Eisner LLP as Leslie Bernhard and Pablo F. Serna C. Milestone’s independent auditors for the fiscal year ending December 31, 2007. INSTRUCTION: To withhold authority to vote for any individual, write that nominee’s name The shares represented by this Proxy, when this Proxy is properly signed, will be in the space provided below: voted as directed or if no direction is indicated, will be voted FOR all nominees ___for director and FOR each of the proposals. The undersigned hereby acknowledges receipt of the Notice of, and Proxy Statement for, the aforesaid Annual Meeting. IMPORTANT — PLEASE FILL IN, DATE, SIGN AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE. COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER: Signature Signature Date , 2007. NOTE: When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

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